UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 2, 2006

ANDREA ELECTRONICS CORPORATION

(Exact name of registrant as specified in its charter)

New York	1-4324	11-0482020
(State or other Jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

65 Orville Drive, Bohemia, New York 11716

(Address of principal executive offices)

(631) 719-1800

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On November 2, 2006, Andrea Electronics Corporation entered into an employment agreement with Douglas J. Andrea, Chairman of the Board, President and Chief Executive Officer of the Company. The employment agreement expires July 31, 2008 and is subject to renewal as approved by the Compensation Committee of the Board of Directors. Pursuant to his employment agreement, Mr. Andrea will receive an annual base salary of $300,000. In addition, upon execution of the employment agreement, Mr. Andrea is due a salary adjustment from August 1, 2006 through the date of the employment agreement.

The employment agreement provides for quarterly and annual performance bonuses as follows:

•	quarterly bonus equal to 25% of the Company’s pre-bonus net after tax quarterly earnings in excess of $25,000 for a total quarterly bonus amount not to exceed $12,500; and

•	annual bonus equal to 10% of the Company’s annual pre-bonus net after tax earnings in excess of $300,000.

All bonuses shall be payable as soon as the Company’s cash flow permits. All bonus determinations or any additional bonus in excess of the above will be made in the sole discretion of the Compensation Committee.

The employment agreement also provides for the grant of 1,000,000 stock options to Mr. Andrea on the effective date of the employment agreement (November 2, 2006). In addition, subject to stockholder approval of the Company’s proposed 2006 Equity Compensation Plan at the Company’s stockholder meeting scheduled for November 16, 2006, an additional 1,000,000 stock options will be granted to Mr. Andrea as soon as practicable after stockholder approval of the plan. The stock options will vest ratably over a 3-year period, 33.3% on each August 1 following the effective date.

In the event of a change in control of the Company and subsequent termination of Mr. Andrea’s employment within the term of the employment agreement or 12 months after the term of the employment agreement, Mr. Andrea will be entitled to:

•	all earned but not paid salary and bonuses;

•	a sum equal to two years of Mr. Andrea’s most recent base salary plus a pro rated portion of his most recent annual and four quarterly bonuses paid immediately preceding the change of control;

•	a continuation for two years of health and medical benefits coverage substantially equivalent to the coverage maintained by the Company for Mr. Andrea prior to his termination; and

•	the immediate vesting of all stock options, whether then vested or unvested.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 10.1 – Employment Agreement, dated November 2, 2006, by and between Andrea Electronics Corporation and Douglas J. Andrea

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANDREA ELECTRONICS CORPORATION

Dated: November 8, 2006	By:	/s/ Corisa L. Guiffre
Corisa L. Guiffre
Vice President and Chief Financial Officer

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